UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

Eclipse Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania		16803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (814) 308-9754

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2017, Eclipse Resources Corporation (the “Company”) entered into amended and restated executive employment agreements (each, an “Amended Employment Agreement” and collectively, the “Amended Employment Agreements”) with each of the following executive officers (each, an “Executive Officer” and collectively, the “Executive Officers”): (i) Benjamin W. Hulburt, Chairman, President and Chief Executive Officer of the Company, (ii) Matthew R. DeNezza, Executive Vice President and Chief Financial Officer of the Company, and (iii) Christopher K. Hulburt, Executive Vice President, Secretary and General Counsel of the Company.

The Amended Employment Agreements amended the existing employment agreements of the Executive Officers to, among other things, (i) reflect each Executive Officer’s current annual base salary (which is $600,000 for Mr. Benjamin W. Hulburt, $382,000 for Mr. DeNezza, and $340,000 for Mr. Christopher K. Hulburt), (ii) extend the initial term of each employment agreement until August 17, 2020, and (iii) revise certain of the severance benefits provided to the Executive Officers such that (A) there will be no acceleration of the vesting of any equity or long-term incentive awards granted to the Executive Officer under any Company long-term incentive plan, unless otherwise provided under the terms of the applicable long-term incentive plan or award agreement, and (B) the cash severance payable to the Executive Officer upon his termination of employment by the Company “without Cause” or by the Executive Officer for “Good Reason” (as those terms are defined in the Amended Employment Agreements) will be calculated using the Executive Officer’s “target” annual bonus for the fiscal year that includes his termination date instead of the average of the Executive Officer’s annual bonus for the three calendar years preceding his termination date.

Except as described above, the material terms and conditions of the existing employment agreements of the Executive Officers, as described in the Company’s definitive proxy statement relating to its 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2017 and the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2014, remain unchanged.

Copies of the Amended Employment Agreements are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Amended Employment Agreements are not complete and are qualified in their entirety by reference to the full text of the Amended Employment Agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, dated as of August 17, 2017, by and between Eclipse Resources Corporation and Benjamin W. Hulburt.

10.2	Amended and Restated Executive Employment Agreement, dated as of August 17, 2017, by and between Eclipse Resources Corporation and Matthew R. DeNezza.

10.3	Amended and Restated Executive Employment Agreement, dated as of August 17, 2017, by and between Eclipse Resources Corporation and Christopher K. Hulburt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

Date: August 18, 2017	By:	/s/ Christopher K. Hulburt
	Name:	Christopher K. Hulburt
	Title:	Executive Vice President, Secretary and General Counsel

Index to Exhibits

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, dated as of August 17, 2017, by and between Eclipse Resources Corporation and Benjamin W. Hulburt.

10.2	Amended and Restated Executive Employment Agreement, dated as of August 17, 2017, by and between Eclipse Resources Corporation and Matthew R. DeNezza.

10.3	Amended and Restated Executive Employment Agreement, dated as of August 17, 2017, by and between Eclipse Resources Corporation and Christopher K. Hulburt.